SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                 July 21, 2003
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              (Date of Report (Date of Earliest Event Reported))

                            LA-Z-BOY INCORPORATED
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            (Exact name of registrant as specified in its charter)

             MICHIGAN                                     38-0751137
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   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                     Identification No.)

1284 North Telegraph Road, Monroe, Michigan               48162-3390
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  (Address of principal executive offices)                (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (734) 241-4414
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                                     None
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Former name, former address and former fiscal year, if changed since last report.




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Item 9. Regulation FD Disclosure

NEWS RELEASE

Contact:   Mark Stegeman       (734) 241-4418        mark.stegeman@la-z-boy.com
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              LA-Z-BOY COMMENTS ON JULY QUARTER OUTLOOK

MONROE, MI. July 21, 2003 - La-Z-Boy Incorporated (NYSE, PCX: LZB) announced today it anticipates earnings for its July first fiscal quarter will be in the range of $0.10 - $0.12 per fully diluted share, after a previously-announced restructuring charge, or $0.17 - $0.19 before the charge. The current analyst consensus earnings estimate for the quarter is $0.23 per fully diluted share, excluding the restructuring charge. La-Z-Boy earned $0.32 per fully diluted share in the July 2002 first quarter before the cumulative effect of a change in accounting principle for goodwill and intangible assets.

La-Z-Boy president and CEO Jerry Kiser said, "At the time of our most recent investor conference call in May, we suspended offering specific earnings guidance for the company, citing a lack of business visibility. We previously stated we expected earnings for our July 2003 first quarter to be down 'significantly' compared to a very strong July 2002 quarter and they will be. Last year's 9% sales increase in the first quarter was abnormally strong, driven in part by a larger than normal beginning backlog. That was not the case this year. As a result, we expect sales volume to be down about 10% compared to the quarter a year ago."

Kiser continued, "Demand during the quarter has remained sluggish, reflective of a continuing softness at the retail level. Historically, the fiscal first quarter is our weakest quarter, and this year we have taken substantially more than our normal amount of plant shutdown time to avoid building additional inventories. That action negatively impacts our margins with lower cost absorption. The combination of lower volume and unabsorbed costs will yield reduced earnings."

 "We fully expect the normal seasonal pickup in our business will unfold as we enter the all important fall selling season. As such, we anticipate a return to more normal capacity utilization."

La-Z-Boy will report its first fiscal quarter operating results before the opening of trading on Tuesday, August 12th, and will hold its regular quarterly investor conference call at 11 a.m. EDT the following day, Wednesday, August 13th.

Casegoods Group reorganization charge
As previously announced, the reorganization of the La-Z-Boy Casegoods Group - including a realignment of several key management responsibilities, the establishment of a new global sourcing organization and the closure of three casegoods manufacturing facilities - will result in pre-tax charges of approximately $10 million, or $0.11 per diluted share on an after-tax basis. This largely non-cash charge is being taken primarily in the current fiscal quarter, which ends July 26, 2003, and will cover the write-down of certain fixed assets and inventories. Most of the balance of the charge, representing severance and relocation costs, will be incurred in the first half of fiscal 2004, in accordance with the recently-released Statement of Financial Accounting Standards No.146 - Accounting for Costs Associated with Exit or Disposal Activities. It is anticipated that the plant closures and resultant shifting of production to other La-Z-Boy casegoods facilities will produce annual savings in the range of $5 - $6 million, after the transition is fully implemented by the beginning of our fiscal fourth quarter.

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Forward-looking Information
Any forward-looking statements contained in this news release are based on current information and assumptions and represent management's best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment or demand, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of SARS on imports, the impact of logistics on imports, the impact of interest rate changes, the availability and cost of capital, the impact of imports, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the regulatory environment, the impact of new manufacturing technologies, factors relating to acquisitions and other factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

Additional Information
This news release is just one part of La-Z-Boy's financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/ir_sec.asp. Investors and others wishing to be notified of future news releases, SEC filings and conference calls may sign up at: http://my.lazboy.com/mygallery/investor_relations.cfm.

Background Information
With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract Furniture Group and Sam Moore, and the La-Z-Boy Casegoods Group companies are Alexvale, American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House. The corporation's vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 314 stand-alone La-Z-Boy Furniture Galleries(R) stores and 317 La-Z-Boy In-Store Gallery's, in addition to in-store gallery programs at the company's Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry's fifth largest U.S. furniture retailer. Additional information is available at http://www.la-z-boy.com/.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       LA-Z-BOY INCORPORATED
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                                             (Registrant)


Date   July 21, 2003                   /s/Louis M. Riccio, Jr.
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                                       Louis M. Riccio, Jr.
                                       On behalf of the registrant and as
                                       Chief Accounting Officer